UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	July 24, 2026

NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 300 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	972-407-8400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	GBR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (‘230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (‘240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 24, 2026, the Annual Meeting of Stockholders of New Concept Energy, Inc. (“NCE” or the “Issuer” or the “Registrant”) was called to be held following a solicitation of proxies, pursuant to a Notice of Annual Meeting and related Proxy Statement, each dated June 22, 2026 distributed in accordance with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended. On the record date of June 19, 2026 a total of 5,131,934 shares of Common Stock and 559 shares of Series B Preferred Stock was outstanding, with each share entitled to cast one vote.

At the Annual Meeting, which involves only the election of directors, the ratification of the appointment of the independent registered public accounting firm and the proposed sale of 2,000,000 shares of common stock to one party, after the call to order, it was determined that fewer than the requisite properly executed and valid proxies to establish a quorum had been received prior to the time of the meeting. The Chair of the meeting recessed the Annual Meeting until August 21, 2026 at 10:30 a.m. in order to allow the further solicitation of proxies of stockholders entitled to cast at least 2,566,247 votes. During the recess, management and members of the Board of Directors of the Issuer will attempt to obtain additional proxies covering in number at least the quorum number.

Dated: July 24, 2026.

NEW CONCEPT ENERGY, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher, President, Chief
Executive Officer and Chief
Financial Officer